                    STOCK OPTION/NON-COMPETE AGREEMENT


THIS EMPLOYEE STOCK OPTION/NON-COMPETE AGREEMENT ("the Agreement") is made effective as of May 28, 1996, by and between &NAME& ("EMPLOYEE") and Policy Management Systems Corporation ("PMSC").

                           W I T N E S S E T H:

WHEREAS, EMPLOYEE has been employed by PMSC in a position of significant responsibility and PMSC desires to recognize EMPLOYEE'S contribution to PMSC by making EMPLOYEE a "Key Employee" as defined in the Policy Management Systems Corporation 1989 Stock Option Plan ("Plan") and therefore eligible to be granted Options as defined therein; and

WHEREAS, EMPLOYEE has developed and will continue to develop intimate knowledge of PMSC's business practices, which, if exploited by EMPLOYEE in contravention of this Agreement, could seriously, adversely and irreparably affect the business of PMSC; and

WHEREAS, EMPLOYEE and PMSC each desire to induce the other to enter into this Agreement; and

WHEREAS, PMSC would not make EMPLOYEE a Key Employee in the event that EMPLOYEE refused to agree to the terms and conditions of this Agreement and thus EMPLOYEE would not be eligible to receive Options under the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, EMPLOYEE and PMSC agree as follows:

 1. Grant. Effective May 28, 1996, PMSC grants EMPLOYEE "non-qualified" Options to purchase up to [Shares] shares of PMSC common stock pursuant to the Plan. Non-qualified options are subject to tax upon exercise as set forth in paragraph 5 below.

     THESE OPTIONS MAY BE REVOKED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR ABSOLUTE DISCRETION, PRIOR TO THE TIME THEY BECOME EXERCISABLE IN ACCORDANCE WITH SECTION 9 OF THE PLAN IF THEY DEEM IT APPROPRIATE TO DO SO BASED UPON SUCH FACTS OR CIRCUMSTANCES AS THEY DEEM RELEVANT, INCLUDING, WITHOUT LIMITATION, THE RESULTS OR FINDINGS, WHETHER PRELIMINARY OR FINAL, OF THE VARIOUS INVESTIGATIONS INTO THE COMPANY'S PREVIOUSLY ISSUED FINANCIAL STATEMENTS.

 2. Price and Expiration. The option price of the shares subject to these Options is the closing price of the stock on the New York Stock Exchange on the date of grant, i.e., $52.75. These Options must be exercised within ten (10) years of the effective date of this Agreement or they expire.

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 3.  Availability for Exercise.  20% of the shares subject to the Options granted will become available for exercise at the end of each of the five
     (5) years following the effective date of this Agreement.  For example .
     . . 20% of the total number of Options granted will be available for exercise beginning May 28, 1997; 40% will be available for exercise beginning May 28, 1998; 60% will be available for exercise beginning May 28, 1999; 80% will be available for exercise beginning May 28, 2000; and
     100% will be available for exercise beginning May 28, 2001   Once Options
     become available for exercise, they will remain available for exercise for so long as EMPLOYEE is employed by the Company unless they expire. Notwithstanding the foregoing, the Options hereby granted shall not be exercisable until such time as the common stock to be issued on exercise of the Options has been registered under the Securities Act of 1933 or PMSC has otherwise qualified such issuance of shares under an exemption from registration under said Act.

 3A. Change in Control. If there is a Change in Control (as hereinafter defined) of PMSC prior to the Expiration Date, then, notwithstanding any other provision of the Plan or this Agreement to the contrary other than
     Section 3B below, each Option granted hereby then outstanding shall become immediately exercisable in full and shall become nonforfeitable regardless of whether there is a change in office or employment status subsequent to such Change in Control.

     For purposes of this Section, a "Change in Control" shall be deemed to have occurred in the event: (1) that substantially all of PMSC's assets are sold to another person, corporation, partnership, or other entity other than one owned or controlled by PMSC; or (2) any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not affiliates, but who are acting in concert, becomes the owner of record or beneficially of securities of PMSC which represent thirty-three and one-third percent (33-1/3%) or more of the combined voting power of PMSC's then outstanding securities entitled to elect directors; or (3) the Board or a committee thereof makes a determination in its reasonable judgment that a Change in Control of PMSC has taken place.

     If there is a Change in Control of PMSC prior to the Expiration Date, then notwithstanding any other provision of the Plan or this Agreement except
     Section 3B below: (i) each Option granted hereby then outstanding shall become immediately exercisable in full regardless of whether there is a change in office or employment status subsequent to such Change in Control; (ii) EMPLOYEE shall have a period of ninety (90) days after termination of employment to exercise the Options granted hereby; and
     (iii) and in the event of the death of EMPLOYEE during the aforementioned ninety (90) day period, said Options may be exercised during a period of one (1) year from the date of death, as described in Section 10 of the Plan, but in no event shall these Options be exercised after the tenth anniversary date these Options were granted.

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3B.  Sale or Merger.  In the event of dissolution or liquidation of
     PMSC or any merger or combination in which PMSC is not a surviving corporation ("Sale or Merger"), each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his or her Option, in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions.

4. Order of Exercise. The Options may be exercised without regard to the order in which these and any other Options were granted and without regard to any unexpired and unexercised qualified, Incentive Stock Options ("ISO's") or other non-qualified options.

 5. Tax Liability. The tax liability which EMPLOYEE may incur relating to these Options is described below based upon present law and regulations which are subject to change. Taxes incurred are:

     +    when options are granted - none

     + when options are exercised - the difference between the fair market value of the stock at the date of exercise of an Option and the option price is a capital gain but generally will be treated as ordinary income during the year the Option is exercised. Such tax liability is created at the time EMPLOYEE exercises an Option and PMSC is required to collect withholding taxes from EMPLOYEE.
          Federal income taxes (computed at a rate of 28% of the above described difference) and FICA and state income taxes (computed at the applicable rate of the above described difference) are withheld. For example...if the option price is $33.00 and the fair market value at the date of the exercise is $38.00, the difference is $5.00, and assuming an applicable FICA rate of 7.65% and state income tax rate of 7%, along with the 28% federal income tax, the Company would collect a tax of $2.13 per share from EMPLOYEE.

     + when shares are sold - the difference between the fair market value at the date of exercise (the $38.00 in the above example) and the price at which EMPLOYEE sells the stock is treated the same as above described during the year in which EMPLOYEE sells the stock purchased by exercise of his or her options.

 6. Exercise and Payment. Exercises of Options shall only be handled pursuant to the Instructions set forth on the last page of this Agreement. To exercise these Options, EMPLOYEE shall make payment in full to PMSC for the option price of the shares to be purchased...plus the combined (federal, FICA and state) tax liability EMPLOYEE incurs. Such taxes paid to PMSC will be forwarded to the Internal Revenue Service and appropriate state tax commission and credited to EMPLOYEE in the same manner as the withholding tax on EMPLOYEE's salary. EMPLOYEE's actual tax will depend upon the overall tax rate calculated when EMPLOYEE prepares his or her tax returns. EMPLOYEE should consult a tax professional regarding questions about EMPLOYEE's actual tax liability.

 7. Non-competition. In consideration of the Options hereby granted, EMPLOYEE covenants and agrees that EMPLOYEE shall devote his or her best efforts to furthering the best interests of PMSC and that for the one (1) year period from the effective date hereof, and if EMPLOYEE separates from employment with PMSC for any reason within said one (1) year period, then for a one
     (1) year period from the date of such separation from employment, EMPLOYEE shall not "Compete" with PMSC. The region within which EMPLOYEE agrees not to Compete with PMSC is the United States, Canada and those countries in which PMSC has customers or clients as of the date of EMPLOYEE's separation from employment. For the purpose of this Agreement, the term "Compete" shall have its commonly understood meaning which shall include, but not be limited by, the following items with respect to PMSC's insurance application software licensing, data processing, consulting and information services businesses and any other businesses carried on by PMSC at the time of EMPLOYEE's separation from employment:

       (i) soliciting or accepting as a client or customer any individual, partnership, corporation, trust or association that was a client, customer or actively sought after prospective client or customer of PMSC during the twelve (12) calendar month period immediately preceding the date of EMPLOYEE's separation from employment;

      (ii) acting as an employee, independent contractor, agent, representative, consultant, officer, director, or otherwise affiliated party of any entity or enterprise which is competing with PMSC in offering similar application software or services to parties described in (i) above; or

     (iii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as an equity holder holding less than a one percent (1%) interest).

 8. Non-Hiring. During EMPLOYEE'S employment with PMSC and for a period of three (3) years after separation from such employment, EMPLOYEE agrees that EMPLOYEE shall under no circumstances hire, attempt to hire or assist or be involved in the hiring of any employee of PMSC either on EMPLOYEE'S behalf or on behalf of any other person, entity or enterprise. Also, for a similar period of time, EMPLOYEE agrees to not communicate to any such person, entity or enterprise the names, addresses or any other information concerning any employee of PMSC or any past, present or prospective client or customer of PMSC.

 9. Equitable Relief. EMPLOYEE acknowledges (i) that EMPLOYEE'S skill, knowledge, ability and expertise in the business described herein is of a special, unique, unusual, extraordinary, and/or intellectual character which gives said skill, etc. a peculiar value; (ii) that PMSC could not reasonably or adequately be compensated in damages in an action at law for breach of this Agreement; and (iii) that a breach of any of the provisions contained in this Agreement could be extremely detrimental to PMSC and could cause PMSC irreparable injury and damage. Therefore, EMPLOYEE agrees that PMSC shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

10. Breach of Agreement. EMPLOYEE agrees that in the event EMPLOYEE breaches any provision of this Agreement, PMSC shall be entitled, in addition to any other remedies it may have under this Agreement, to offset, to the extent of any liability, loss, damage or injury from such breach, any payments due to EMPLOYEE pursuant to his or her employment with PMSC.


11. Employment Understanding. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations between the parties relating to said subject matter other than those set forth or provided for herein or in any Agreement Not To Divulge or employment agreement between PMSC and EMPLOYEE. It is understood that PMSC's and EMPLOYEE's relationship is one of "at will" employment unless EMPLOYEE and PMSC have entered into a written employment agreement which provides otherwise. This Agreement shall not affect, or be affected by, any employment agreement, if any, between PMSC and EMPLOYEE.

12. General. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement enforceable to the fullest extent permitted under applicable laws. All references to PMSC shall include its subsidiaries as applicable. This Agreement shall inure to the benefit of and be enforceable by PMSC and its successors and assigns. No provision of this Agreement may be changed, modified, waived or terminated, except by an instrument in writing signed by the party against whom the enforcement of such is sought. No waiver of any provision or provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Headings in this Agreement are inserted solely as a matter of convenience and reference and are not a part of this Agreement in any substantive sense. This Agreement may be executed in two counterparts, each of which will take effect as an original and shall evidence one and the same Agreement.

13. Plan Controls. In the event of any discrepancy between this Agreement and the Plan as to the terms and conditions of the Options, the Plan shall control.

14. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


POLICY MANAGEMENT SYSTEMS CORPORATION
"PMSC"

BY: _________________________________
               Stephen G. Morrison

TITLE:   Executive Vice President



EMPLOYEE


_____________________________________
(Signature)

_____________________________________
(Type or Print Name)

_____________________________________
(Date Signed by Employee)

              INSTRUCTIONS FOR EXERCISE OF PMSC STOCK OPTIONS


Contact Person:     Lynn W. Dillard, Ext. 4303
               1A4
               Post Office Box Ten
               Columbia, SC 29202



An exercise form must be obtained and properly filled out. The form and employee's check for the appropriate exercise price and withholding taxes (federal and state income taxes and FICA) must be delivered to the Contact Person. The Company does not deal with third parties concerning employee's exercise of his or her stock options. If an employee deals with a brokerage firm, a bank or any other third party, the employee shall be responsible to keep such party from impacting on the two-party transaction between the Company and the employee. This transaction solely consists of employee bringing Company the exercise form and his or her own check and after several days the Company giving employee a certificate for his or her shares of stock. The Company's stock transfer agent is located in New York. If desired, an employee may request and pay the charges for the certificate to be sent to the Company via Federal Express. The certificate will only be issued in the employee's name. Employees may only exercise a whole number of options as PMSC shall not direct the transfer agent to issue fractional shares.

As an optionholder, an employee is entitled to request copies of the Company's Annual and Quarterly Reports. An employee will not receive such reports automatically as an optionholder. Additionally, reports are available upon request showing a complete list of employee's options outstanding, options available for exercise, cost per share, total costs, and expiration dates of options. An employee may wish to request these materials or information before exercising options by calling or writing the Contact Person.





THESE INSTRUCTIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.
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                         SCHEDULE OF PARTICULARS
                       FOR NAMED EXECUTIVE OFFICERS
              RE: EMPLOYEE STOCK OPTION/NON-COMPETE AGREEMENT




     Named Executive               Date of        Number    Option
         Officer                    Grant         Grant     Price

     G. Larry Wilson               May 28, 1996   75,000    $52.75
     David T. Bailey               May 28, 1996   35,000    $52.75
     Paul R. Butare           May 28, 1996   35,000    $52.75
     Donald A Coggiola             May 28, 1996      35,000 $52.75
     Stephen G. Morrison      May 28, 1996   30,000    $52.75
     Timothy V. Williams      May 28, 1996   25,000    $52.75